As filed with the Securities and Exchange Commission on February 24, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________
Kraton Corporation
(Exact name of registrant as specified in its charter)
__________________________

Delaware	15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 (281) 504-4700	20-0411521
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices) __________________________	(I.R.S. Employer Identification No.)
Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan
(Full title of the plan) __________________________
James L. Simmons General Counsel Kraton Performance Polymers, Inc. 15710 John F. Kennedy Blvd. Suite 300 Houston, Texas 77032 Telephone: (281) 504-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________________

__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☐

__________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,708,057	$26.88	$72,792,573	$8,436.66

(1)
This registration statement on Form S-8 (this “Registration Statement”) covers the number of shares of Kraton Corporation, a Delaware corporation (the “Company” or “Registrant”), common stock, $0.01 par value per share (“Common Stock”), stated above and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of additional securities that may be offered or issued pursuant to the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan (the “2016 Plan”), as a result of one or more adjustments under the 2016 Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on February 23, 2017.

EXPLANATORY NOTE / REGISTRATION OF ADDITIONAL SECURITIES

Shares of Common Stock available for issuance under the 2016 Plan were originally registered pursuant to a registration statement on Form S-8 (Reg. No. 333-211817) filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2016 (the “Prior Registration Statement”). The Prior Registration Statement also intended to include shares remaining for issuance of awards under the Kraton Performance Polymers, Inc. 2009 Equity Incentive Plan (as amended and restated February 16, 2012, the “2009 Plan”), which awards for shares of Common Stock are permitted for issuance under the 2016 Plan since they remained unissued under the 2009 Plan at the time of adoption of the 2016 Plan by our shareholders (the “Remaining Shares”). The 2016 Plan also provides that the number of shares of Common Stock that are the subject of awards under the 2009 Plan that are canceled, terminated, forfeited or expire unexercised following adoption of the 2016 Plan shall again immediately become available for awards under the 2016 Plan as if such shares had never been the subject of an award under the 2009 Plan, and the maximum number of shares under the 2016 Plan shall be increased by the same amount as such number of shares of Common Stock under the 2009 Plan (one share of Common Stock per share of Common Stock subject to the prior 2009 Plan award), in each case, “Additional Shares”). Since approval of the 2016 Plan, 240,993 Additional Shares have become available under the terms of the 2016 Plan as a result of the cancellation, termination, or forfeiture or expiration of unexercised awards under the 2009 Plan.
This Registration Statement on Form S-8 is being filed by the Company for the purpose of registering (a) 917,064 Remaining Shares and (b) 240,993 Additional Shares of Common Stock for issuance under the 2016 Plan. Pursuant to General Instruction E of Form S-8, the contents of the Company’s Form S‑8 Registration Statement previously filed with the Commission with respect to the 2016 Plan on June 3, 2016 (Reg. No. 333-211817) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby, including to correct the discrepancy described below. The Prior Registration Statement made reference to 436,904 Remaining Shares when the correct number was 917,064 Remaining Shares. The discrepancy relates solely to a clerical error made in calculating the number of Remaining Shares as of the date of the filing of our Prior Registration Statement. For the avoidance of doubt, the Company seeks to register hereby a total of 917,064 shares of Common Stock for issuance under the 2016 Plan as Remaining Shares (in lieu of 436,904 shares), solely to correct the clerical error described above and notwithstanding anything to the contrary in the Prior Registration Statement. The total number of shares registered under the Prior Registration Statement and this Registration Statement is 2,708,057.
Further registration statements on Form S-8 will be filed with respect to any additional securities that may be offered or issued pursuant to the 2016 Plan.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement will be sent or given to the participants in the 2016 Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.         Incorporation of Documents by Reference

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K (No. 001-34581) for the fiscal year ended December 31, 2015, filed by the Company with the Commission on February 24, 2016.

(b)
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, as filed with the Commission on April 29, 2016, July 28, 2016 and October 27, 2016, respectively.

(c)
The Company’s Current Reports on Form 8-K (other than any portion thereof furnished or deemed furnished and not filed shall not be deemed to be incorporated), as filed with the Commission on January 7, 2016, February 17, 2016, March 16, 2016 (two reports), May 23, 2016, September 1, 2016, September 14, 2016, December 13, 2016, January 10, 2017, January 12, 2017 and February 21, 2017.

(d)
The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A (File No. 001-34581), filed by the Company with the Commission under Section 12(b) of the Exchange Act on December 14, 2009, including any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except that any portions thereof which are furnished and not filed shall not be deemed incorporated), prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits

The following are filed as exhibits to this Registration Statement:

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form S-3 filed with the Commission on August 25, 2015).

3.2
Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

3.3	First Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

4.1
Specimen Stock Certificate of the Company’s Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

4.2	Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2016).

4.3*	Form of the Kraton Corporation Restricted Stock Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.4*	Form of the Kraton Corporation Restricted Stock Unit Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.5*	Form of the Kraton Corporation Restricted Stock Performance Unit Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.6*	Form of the Kraton Corporation Nonqualified Option Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.7*	Form of the Kraton Corporation Cash Settled Restricted Stock Unit Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

5.1*	Opinion of Jennie Howard as to the legality of the securities.

15.1*    Awareness Letter of KPMG LLP.

23.1*    Consent of KPMG LLP.

23.2*    Consent of Jennie Howard (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages).
_________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 21, 2017.

Kraton Corporation

By:	/s/ Kevin M. Fogarty
Name: Kevin M. Fogarty Title: President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Kevin M. Fogarty, Stephen E. Tremblay and James L. Simmons, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Kraton Corporation, to sign any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Kraton Corporation to comply with the Securities Act of 1933 and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2017.

Signature	Title

/s/ Kevin M. Fogarty	President, Chief Executive Officer and a Director (Principal Executive Officer)
Kevin M. Fogarty

/s/ Stephen E. Tremblay	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Stephen E. Tremblay

/s/ Chris H. Russell	Chief Accounting Officer (Principal Accounting Officer)
Chris H. Russell

/s/ Anna C. Catalano	Director
Anna C. Catalano

/s/ Steven J. Demetriou	Director
Steven J. Demetriou

/s/ Dominique Fournier	Director
Dominique Fournier

/s/ John J. Gallagher, III	Director
John J. Gallagher, III

/s/ Barry J. Goldstein	Director
Barry J. Goldstein

/s/ Francis S. Kalman	Director
Francis S. Kalman

/s/ Dan F. Smith	Chairman and Director
Dan F. Smith

/s/ Karen A. Twitchell	Director
Karen A. Twitchell

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form S-3 filed with the Commission on August 25, 2015).

3.2
Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

3.3	First Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

4.1
Specimen Stock Certificate of the Company’s Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 14, 2016).

4.2	Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 23, 2016).

4.3*	Form of the Kraton Corporation Restricted Stock Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.4*	Form of the Kraton Corporation Restricted Stock Unit Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.5*	Form of the Kraton Corporation Restricted Stock Performance Unit Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.6*	Form of the Kraton Corporation Nonqualified Option Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

4.7*	Form of the Kraton Corporation Cash Settled Restricted Stock Unit Award Agreement under the Kraton Performance Polymers, Inc. 2016 Equity and Cash Incentive Plan.

5.1*	Opinion of Jennie Howard as to the legality of the securities.

15.1*	Awareness Letter of KPMG LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Jennie Howard (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages).
_________________
* Filed herewith.